Exhibit 10.14

CAPITALISATION AGREEMENT

dated February 5, 2024 (the Effective Date)

PARTIES:

1.

AMER SPORTS HOLDING (CAYMAN) LIMITED whose registered office is at c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (JVCo); and

2.

AMER SPORTS, INC., formerly known as AMER SPORTS MANAGEMENT HOLDING (CAYMAN) LIMITED whose registered office is at c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (Scheme Issuer).

WHEREAS:

(A)On 26 March 2019, JVCo and Amer Sports Holding (HK) Limited (HK Holdco) entered into a shareholder loan agreement (the Investment Proceeds Shareholder Loan Agreement) whereby JVCo agreed to advance to HK Holdco a principal amount of EUR2,080,363,462.14.

(B)On 28 February 2022, JVCo, Scheme Issuer and HK Holdco entered into a novation agreement whereby, amongst other things, Scheme Issuer replaced HK Holdco as a party to the Investment Proceeds Shareholder Loan Agreement and HK Holdco was released and discharged from all claims, demands, liabilities and obligations under the Investment Proceeds Shareholder Loan Agreement (the Novation Agreement (Investment Proceeds Shareholder Loan)).

(C)On 29 May 2020, JVCo and HK Holdco entered into a shareholder loan agreement (the Uncommitted Shareholder Loan Agreement) whereby JVCo agreed to make available to HK Holdco an uncommitted facility in a principal amount not exceeding EUR400,000,000.

(D)As of 1 October 2022, JVCo, Scheme Issuer and HK Holdco (amongst others) entered into a novation agreement whereby, amongst other things, Scheme Issuer replaced HK Holdco as a party to the Uncommitted Shareholder Loan Agreement and HK Holdco was released and discharged from all claims, demands, liabilities and obligations under the Uncommitted Shareholder Loan Agreement (the Novation Agreement (Uncommitted Shareholder Loan)).

(E)As at the Effective Date, (i) the principal amount outstanding under the Investment Proceeds Shareholder Loan Agreement is EUR2,488,753,059.46 (the Investment Proceeds Shareholder Loan) and (ii) no amount is outstanding under the Uncommitted Shareholder Loan Agreement.

(F)As at the Effective Date, JVCo is indebted to Scheme Issuer and/or its subsidiaries in an aggregate amount of EUR125,460,601.00 by way of intercompany liabilities (the Intercompany Liabilities).

(G)JVCo and Scheme Issuer have mutually agreed to (i) capitalise a portion of the Investment Proceeds Shareholder Loan into share capital of Scheme Issuer; (ii) set off a portion of the Investment Proceeds Shareholder Loan against the Intercompany Liabilities and (iii) terminate the Uncommitted Shareholder Loan Agreement.

IT IS AGREED:

1.INVESTMENT PROCEEDS SHAREHOLDER LOAN AGREEMENT

1.1In consideration of the mutual undertakings contained in this Agreement, on the Effective Date:

(a)

Scheme Issuer shall repay to JVCo a portion of the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon in an aggregate amount of EUR2,342,643,029.46 (the Repayment Amount) (the Repayment);

(b)

JVCo shall subscribe for, and Scheme Issuer shall allot and issue to JVCo, one Class A share of Scheme Issuer (the Subscription Share) with a nominal or par value of EUR0.10 for a subscription price of EUR2,342,643,029.46 (the Subscription Amount) (the Subscription);

(c)

Scheme Issuer’s obligation to pay the Repayment Amount to JVCo shall be set off against JVCo’s obligation to pay the Subscription Amount to Scheme Issuer, such that no payment in cash nor any further payment shall be required to be made by either Scheme Issuer or JVCo to effect the Repayment and the Subscription. The obligations of Scheme Issuer to pay the Repayment Amount to JVCo and of JVCo to pay the Subscription Amount to Scheme Issuer shall be deemed fully discharged upon the setting off of the Subscription Amount against the Repayment Amount upon the allotment and issue of the Subscription Share by Scheme Issuer; and

(d)

JVCo’s obligation to pay the Intercompany Liabilities to Scheme Issuer and/or its subsidiaries shall be set off against a portion of the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon in an aggregate amount of EUR125,460,601.00 (the Intercompany Liabilities Set-off), such that no payment in cash nor any further payment shall be required to be made by JVCo to Scheme Issuer or its subsidiaries in respect of the Intercompany Liabilities and the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon shall be reduced by an aggregate amount of EUR125,460,601.00.

1.2For the avoidance of doubt, the Investment Proceeds Shareholder Loan Agreement (as novated by the Novation Agreement (Investment Proceeds Shareholder Loan)) shall remain in full force and effect save as expressly set out in this Agreement, and Scheme Issuer shall repay the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon (in each case to the extent not satisfied by the Repayment Amount or the Intercompany Liabilities Set-off) to JVCo in accordance with the Investment Proceeds Shareholder Loan Agreement (as novated by the Novation Agreement (Investment Proceeds Shareholder) and as supplement by this Agreement).

2.UNCOMMITTED SHAREHOLDER LOAN AGREEMENT

In consideration of the mutual undertakings contained in this Agreement, on the Effective Date:

(a)	the Uncommitted Shareholder Loan Agreement (as novated by the Novation Agreement (Uncommitted Shareholder Loan)) shall be terminated in its entirety; and
(b)

each of JVCo and Scheme Issuer hereby releases and discharges the other party from all claims, demands, liabilities and obligations under the Uncommitted Shareholder Loan Agreement (as novated by the Novation Agreement (Uncommitted Shareholder Loan)) (howsoever arising and whether arising on, before or after the Effective Date).

3.FURTHER ASSURANCE

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement.

4.ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties in relation to the Repayment, the Subscription, the Intercompany Liabilities Set-off and the termination of the Uncommitted Shareholder Loan Agreement and supersedes any previous agreement, whether express or implied, regarding the Repayment, the Subscription, the Intercompany Liabilities Set-off and such termination.

5.COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

6.THIRD PARTY RIGHTS

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623 of the Laws of Hong Kong) or any other statutory provision to enforce any of its terms.

7.GOVERNING LAW AND JURISDICTION

7.1This Agreement shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

7.2Any Dispute shall be referred to, and finally resolved by, arbitration administered by the Hong Kong International Arbitration Centre (the HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted.

7.3The tribunal shall consist of three arbitrators; one appointed by the applicant(s), one appointed by the respondent(s) and one who shall be appointed by the mutual agreement of the other two arbitrators. The seat of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English.

7.4Notwithstanding this Clause 7, the parties shall retain the right to seek injunctive or interlocutory relief from any court of competent jurisdiction pending the commencement or determination of any arbitration proceedings.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties and shall be effective as of the Effective Date.

For and on behalf of

AMER SPORTS HOLDING (CAYMAN) LIMITED

By:	/s/ Tak Yan (Dennis) Tao
Name:	Tak Yan (Dennis) Tao
Title: Director

[Signature Page – Capitalisation Agreement (JVCo / Listco – EUR2.7bn)]

For and on behalf of

AMER SPORTS, INC.

By:	/s/ Andrew E. Page
Name:	Andrew E. Page
Title: Chief Financial Officer

[Signature Page – Capitalisation Agreement (JVCo / Listco – EUR2.7bn)]